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                                                                  EXECUTION COPY

                           LONG BEACH ACCEPTANCE CORP.

               LONG BEACH ACCEPTANCE AUTO RECEIVABLES TRUST 2002-A
                        ASSET-BACKED NOTES, SERIES 2002-A

                             UNDERWRITING AGREEMENT
                             ----------------------


                                                                   July 17, 2002

Greenwich Capital Markets, Inc.
600 Steamboat Road
Greenwich, CT 06830

Ladies and Gentlemen:

     Long Beach Acceptance Receivables Corp., a Delaware corporation (the "Transferor") and a wholly owned subsidiary of Long Beach Acceptance Corp., a Delaware corporation ("LBAC"), has authorized the issuance and sale by Long Beach Acceptance Auto Receivables Trust 2002-A, a Delaware business trust (the "Trust"), of its 1.840% Asset Backed Notes, Class A-1, in the original principal amount of $35,500,000 (the "Class A-1 Notes"), 2.470% Asset Backed Notes, Class A-2, in the original principal amount of $75,000,000 (the "Class A-2 Notes"), 3.175% Asset Backed Notes, Class A-3, in the original principal amount of $58,000,000 (the "Class A-3 Notes") and 3.983% Asset Backed Notes, Class A-4, in the original principal amount of $74,000,000 (the "Class A-4 Notes" and, together with the Class A-1 Notes, the Class A-2 Notes and the Class A-3 Notes, the "Offered Notes").

     The assets of the Trust will include primarily a pool (the "Pool") of retail installment sale contracts (the "Receivables") secured by the new and used automobiles, vans, sport utility vehicles and light duty trucks financed thereby. The Receivables will be serviced for the Trust by LBAC. The Offered Notes will be issued pursuant to an Indenture, dated as of August 1, 2002 (the "Indenture"), between the Trust and JPMorgan Chase Bank ("JPMorgan Chase"), as indenture trustee (in such capacity, the "Indenture Trustee"). The Offered Notes will be secured by the assets of the Trust, which will be pledged by the Trust to the Indenture Trustee pursuant to the Indenture. Holders of the Offered Notes will have the benefit of a financial guarantee insurance policy issued by Financial Security Assurance Inc. ("FSA"). In addition, simultaneously with the issuance and sale of the Offered Notes, the Trust will also issue its 8.500% Asset Backed Notes, Class B, in the original principal amount of $7,500,000 (the "Class B Notes" and, together with the Offered Notes, the "Notes"), and a certificate (the "Certificate") which will represent the equity ownership interest in the Trust. The Certificate will be issued pursuant to the Amended and Restated Trust Agreement, dated as of August 1, 2002 (the "Trust Agreement"), between the Transferor and Wilmington Trust Company, as owner trustee (in such capacity, the "Owner Trustee"). Only the Offered Notes are being purchased by Greenwich Capital Markets, Inc. (the "Underwriter") hereunder. The Certificate will be issued to and retained by the Transferor. The Class B Notes will be privately placed with institutional investors. Capitalized terms used but not otherwise defined herein shall have the respective meanings assigned to them in Annex A to the Sale and Servicing Agreement (as defined below).

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     The Offered Notes are more fully described in a Registration Statement (as defined herein) which the Transferor and LBAC have furnished to the Underwriter.

     The Trust will acquire the Receivables from the Transferor pursuant to a Sale and Servicing Agreement, dated as of August 1, 2002 (the "Sale and Servicing Agreement"), among the Trust, the Transferor, LBAC, as originator and servicer, and JPMorgan Chase, as back-up servicer, custodian and trust collateral agent. The Transferor will acquire the Receivables from LBAC pursuant to an assignment by LBAC to the Transferor (the "Assignment") on the Closing Date (as defined herein) and a Purchase Agreement, dated as of August 1, 2002 (the "Purchase Agreement"), between the Transferor and LBAC.

     Section I. Representations and Warranties of Transferor and LBAC. The Transferor and LBAC jointly and severally represent and warrant to, and agree with the Underwriter that:

     A. A Registration Statement on Form S-3 (No. 333-75958) has (i) been prepared by LBAC in conformity with the requirements of the Securities Act of 1933, as amended (the "Securities Act"), and the rules and regulations (the "Rules and Regulations") of the United States Securities and Exchange Commission (the "Commission") thereunder, (ii) been filed with the Commission under the Securities Act and (iii) become effective under the Securities Act. Copies of such Registration Statement have been delivered by the Transferor and LBAC to the Underwriter. As used in this Agreement, "Effective Time" means the date and the time as of which such Registration Statement, or the most recent post-effective amendment thereto, if any, was declared effective by the Commission; "Effective Date" means the date of the Effective Time; "Registration Statement" means such registration statement, at the Effective Time, including any documents incorporated by reference therein at such time; and "Prospectus" means such final prospectus, as first supplemented by a prospectus supplement (the "Prospectus Supplement") relating to the Offered Notes, as first filed with the Commission pursuant to paragraph (1), (4) or (5) of Rule 424(b) of the Rules and Regulations. Reference made herein to the Prospectus shall be deemed to refer to and include any documents incorporated by reference therein pursuant to
Item 12 of Form S-3 under the Securities Act, as of the date of the Prospectus, and any reference to any amendment or supplement to the Prospectus shall be deemed to refer to and include any document filed under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), after the date of the Prospectus and incorporated by reference in the Prospectus; and any reference to any amendment to the Registration Statement shall be deemed to include any report filed with the Commission with respect to the Trust pursuant to Section 13(a) or 15(d) of the Exchange Act after the date of the Prospectus that is incorporated by reference in the Registration Statement. There are no contracts or documents of the Transferor or LBAC which are required to be filed as exhibits to the Registration Statement pursuant to the Securities Act or the Rules and Regulations which have not been so filed or incorporated by reference therein on or prior to the Effective Date of the Registration Statement. The conditions for use of Form S-3, as set forth in the General Instructions thereto, have been satisfied.

     B. The Registration Statement conforms, and the Prospectus and any further amendments or supplements to the Registration Statement or the Prospectus will, when they become effective or are filed with the Commission, as the case may be, conform in all respects to the requirements of the Securities Act and the Rules and Regulations. The Registration

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Statement, as of the Effective Date thereof and of any amendment thereto, did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. The Prospectus as of its date and as amended or supplemented as of the Closing Date does not and will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that no representation or warranty is made as to information contained in or omitted from the Registration Statement or the Prospectus in reliance upon and in conformity with the Underwriter Information (as defined herein).

     C. The documents incorporated by reference in the Prospectus, when they became effective or were filed with the Commission, as the case may be, conformed in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder, and none of such documents contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and any further documents so filed and incorporated by reference in the Prospectus, when such documents become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder and will not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that no representation or warranty is made as to information contained in or omitted from the Registration Statement or the Prospectus in reliance upon and in conformity with the Underwriter Information.

     D. Since the respective dates as of which information is given in the Prospectus, there has not been any material adverse change in the general affairs, management, financial condition, or results of operations of the Transferor or LBAC, otherwise than as set forth or contemplated in the Prospectus as supplemented or amended as of the Closing Date.

     E. Each of the Transferor and LBAC has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Delaware, has full power and authority (corporate and other) necessary to own or hold its properties and to conduct its business as now conducted by it and to enter into and perform its obligations under this Agreement, the Sale and Servicing Agreement, the Purchase Agreement, the Assignment, the Trust Agreement, the Insurance and Indemnity Agreement, dated as of August 1, 2002, among FSA, LBAC and the Transferor (the "Insurance Agreement") and the Indemnification Agreement, dated as of August 1, 2002, among FSA, the Underwriter and the Transferor (the "Indemnification Agreement") (all such agreements, with the exception of this Agreement, are collectively referred to herein as the "Other Agreements"), and, with respect to the Transferor, to cause the Trust to authorize, issue and sell the Offered Notes as contemplated by this Agreement.

     F. This Agreement has been duly authorized, executed and delivered by each of the Transferor and LBAC.

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     G. The Sale and Servicing Agreement, when executed and delivered as contemplated hereby and thereby, will have been duly authorized, executed and delivered by each of the Transferor and LBAC, and when so executed and delivered, will constitute a legal, valid, binding and enforceable agreement of each of the Transferor and LBAC, subject, as to enforceability, to bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally and to general principles of equity regardless of whether enforcement is sought in a proceeding in equity or at law.

     H. The Purchase Agreement, when executed and delivered as contemplated hereby and thereby, will have been duly authorized, executed and delivered by each of LBAC and the Transferor, and when so executed and delivered, will constitute a legal, valid, binding and enforceable agreement of each of LBAC and the Transferor, subject, as to enforceability, to bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally and to general principles of equity regardless of whether enforcement is sought in a proceeding in equity or at law.

     I. The Trust Agreement, when executed and delivered as contemplated hereby and thereby, will have been duly authorized, executed and delivered by the Transferor, and when so executed and delivered, will constitute a legal, valid, binding and enforceable agreement of the Transferor, subject, as to enforceability, to bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally and to general principles of equity regardless of whether enforcement is sought in a proceeding in equity or at law.

     J. The Assignment, when executed and delivered as contemplated hereby and thereby, will have been duly authorized, executed and delivered by LBAC, and when so executed and delivered, will be legal, valid, binding and enforceable against LBAC, subject, as to enforceability, to bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally and to general principles of equity regardless of whether enforcement is sought in a proceeding in equity or at law.

     K. Each Other Agreement to which LBAC or the Transferor is party, when executed and delivered as contemplated hereby and thereby, will have been duly authorized, executed and delivered by the Transferor and/or LBAC, as the case may be, and when so executed and delivered, will constitute legal, valid, binding and enforceable agreements of the Transferor and/or LBAC, as the case may be, subject, as to enforceability, to bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally and to general principles of equity regardless of whether enforcement is considered in a proceeding in equity or at law, and except insofar as the indemnification provisions therein may be limited by applicable law.

     L. The execution, delivery and performance of this Agreement, the Sale and Servicing Agreement, the Indemnification Agreement, the Insurance Agreement, the Purchase Agreement, the Assignment and the Trust Agreement, and the issuance and sale of the Offered Notes, the Class B Notes and the Certificate and compliance with the terms and provisions hereof and thereof, will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, any agreement or instrument to which the Transferor or LBAC is a party or by which the Transferor or LBAC is bound or to which any of the properties of the

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Transferor or LBAC is subject or of any statute, order or regulation applicable to the Transferor or LBAC of any court, regulatory body, administrative agency or governmental body having jurisdiction over the Transferor or LBAC or any of their respective properties, in each case which could reasonably be expected to have a material adverse effect on the transactions contemplated herein.

     M. As of the Closing Date, the Offered Notes, the Indenture, the Class B Notes, the Certificate, the Sale and Servicing Agreement, the Trust Agreement, the Assignment and the Purchase Agreement will conform in all material respects to the respective descriptions thereof contained in the Prospectus. As of the Closing Date, the Notes will be duly and validly authorized and, when duly and validly executed, authenticated and delivered in accordance with the Indenture and delivered to the Underwriter against payment therefor as provided herein, will be duly and validly issued and outstanding and entitled to the benefits of Indenture and will constitute legal, valid and binding obligations of the Trust, enforceable against the Trust in accordance with their terms, subject, as to enforceability, to bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally and to general principles of equity regardless of whether enforcement is considered in a proceeding in equity or at law. As of the Closing Date, the Indenture will be duly and validly authorized and, when duly and validly executed and delivered, will constitute a legal, valid, binding and enforceable agreement of the Trust, subject, as to enforceability, to bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally and to general principles of equity regardless of whether enforcement is sought in a proceeding in equity or at law. As of the Closing Date, the Certificate will be duly and validly authorized and, when duly and validly executed, authenticated and delivered in accordance with the Trust Agreement and delivered to the Transferor, will be duly and validly issued and outstanding and entitled to the benefits of the Trust Agreement.

     N. The Transferor's and LBAC's respective representations and warranties in the Sale and Servicing Agreement, the Purchase Agreement, the Trust Agreement, the Insurance Agreement and the Indemnification Agreement will be true and correct in all material respects as of the Closing Date.

     O. Neither the Transferor nor LBAC is in violation of its certificate of incorporation or by-laws or in default under any agreement, indenture or instrument to which it is a party, the effect of which violation or default would be material to it. Neither the issuance and sale of the Notes, nor the issuance of the Certificate, nor the execution and delivery by the Transferor or LBAC of this Agreement or any Other Agreement to which it is a party, nor the consummation by the Transferor or LBAC of any of the transactions herein or therein contemplated, nor compliance by the Transferor or LBAC with the provisions hereof or thereof, does or will conflict with or result in a breach of any term or provision of the certificate of incorporation or by-laws of the Transferor or LBAC or conflict with, result in a breach, violation or acceleration of, or constitute a default under, the terms of any indenture or other agreement or instrument to which the Transferor or LBAC is a party or by which either of them is bound, or any statute, order or regulation applicable to the Transferor or LBAC of any court, regulatory body, administrative agency or governmental body having jurisdiction over the Transferor or LBAC. Neither the Transferor nor LBAC is a party to, bound by or in breach or violation of any indenture or other agreement or instrument to which it is a party, or subject to or in violation of

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any statute, order or regulation of any court, regulatory body, administrative agency or governmental body having jurisdiction over it that materially and adversely affects, or may in the future materially and adversely affect, (i) the ability of the Transferor or LBAC to perform its obligations under this Agreement or any Other Agreement or (ii) the business, operations, financial condition, properties, assets or prospects of the Transferor or LBAC.

     P. There are no actions or proceedings against, or investigations of, the Transferor or LBAC pending, or, to the knowledge of the Transferor or LBAC, threatened, before any court, arbitrator, administrative agency or other tribunal (i) asserting the invalidity of this Agreement, any Other Agreement, the Notes or the Certificate, (ii) seeking to prevent the issuance of the Notes or the Certificate or the consummation of any of the transactions contemplated by this Agreement or any Other Agreement, (iii) that are reasonably likely to be adversely determined and that might materially and adversely affect the Receivables or the business, operations, financial condition, properties, assets or prospects of the Transferor or LBAC or the validity or enforceability of, or the performance by the Transferor or LBAC of its obligations under, this Agreement, any Other Agreement, the Notes or the Certificate or (iv) seeking to affect adversely the federal income tax attributes of the Offered Notes as described in the Prospectus.

     Q. Immediately prior to the assignment of the Receivables to the Trust as contemplated by the Sale and Servicing Agreement, the Transferor (i) had good title to, and was the sole owner of, each Receivable and the other property purported to be transferred by it to the Trust pursuant to the Sale and Servicing Agreement free and clear of any pledge, mortgage, lien, security interest or other encumbrance (collectively, "Liens") (except for the Lien of the Indenture) and (ii) had not assigned to any person any of its right, title or interest in such Receivables or property or in the Purchase Agreement. Upon delivery to the Underwriter of the Offered Notes, the Offered Notes will be free of any Liens.

     R. Neither the Transferor nor the Trust is, and neither the issuance and sale of the Notes or the Certificate nor the activities of the Trust pursuant to the Indenture or the Trust Agreement will cause the Transferor or the Trust to be, an "investment company" or under the "control" of an "investment company" as such terms are defined in the Investment Company Act of 1940, as amended (the "Investment Company Act").

     S. It is not necessary to qualify the Trust Agreement under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"). The Indenture has been duly qualified under the Trust Indenture Act.

     T. None of the Transferor, LBAC or any affiliate thereof has paid or agreed to pay to any person any compensation for soliciting another to purchase any Offered Notes or the Certificate (except as contemplated herein).

     U. Any taxes, fees and other governmental charges in connection with the execution and delivery of this Agreement and the Other Agreements or the execution, delivery and sale of the Notes and the Certificate have been or will be paid on or prior to the Closing Date.

     V. Deloitte & Touche LLP is an independent public accountant with respect to the Transferor and LBAC, as required by the Securities Act and the Rules and Regulations.

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     W. No consent, approval, authorization, order, registration or qualification of or with any court or governmental agency or body of the United States is required for the issuance of the Notes and the Certificate and the sale of the Offered Notes to the Underwriter, or the consummation by the Transferor or LBAC of the other transactions contemplated by this Agreement or the Other Agreements, except such consents, approvals, authorizations, registrations or qualifications as may be required under State securities or Blue Sky laws in connection with the purchase and distribution of the Offered Notes by the Underwriter or as have been obtained.

     Any certificates signed by officers of the Transferor and LBAC and delivered to the Underwriter or counsel for the Underwriter in connection with an offering of the Offered Notes shall be deemed a representation and warranty as to the matters covered thereby to each person to whom the representations and warranties in this Section I are made.

     Section II. Purchase and Sale. Subject to the terms and conditions and in reliance upon the representations and warranties set forth herein, the Transferor agrees to sell to the Underwriter and the Underwriter agrees to purchase (a) the Class A-1 Notes for the purchase price equal to 100% of the original principal amount of such Class A-1 Notes, (b) the Class A-2 Notes for the purchase price equal 100% of the original principal amount of such Class A-2 Notes, (c) the Class A-3 Notes for the purchase price equal to 100% of the original principal amount of such Class A-3 Notes and (d) the Class A-4 Notes for the purchase price equal to 100% of the original principal amount of such Class A-4 Notes. In consideration of the Underwriter's purchase of the Offered Notes, the Transferor shall pay to the Underwriter a fee equal to $727,500.00.

     Section III. Delivery and Payment. Delivery of and payment for the Offered Notes to be purchased by the Underwriter shall be made at the offices of Dewey Ballantine LLP, 1301 Avenue of the Americas, New York, New York 10019, or at such other place as shall be agreed upon by the Underwriter and LBAC at 10:00 a.m. New York City time on August 15, 2002, or at such other time or date as shall be agreed upon in writing by the Underwriter and LBAC (such date being referred to as the "Closing Date"). Delivery of the Offered Notes shall be made to, or at the direction of, the Underwriter against payment by the Underwriter of the purchase price therefor in immediately available funds. Each of the Offered Notes to be so delivered shall be represented by one or more global notes registered in the name of Cede & Co., as nominee for The Depository Trust Company.

     The Transferor agrees to have the Offered Notes available for inspection, checking and packaging by the Underwriter in New York, New York, not later than 10:00 a.m. on the business day prior to the Closing Date.

     Section IV. Offering by the Underwriter. It is understood that, subject to the terms and conditions hereof, the Underwriter proposes to offer the Offered Notes for sale to the public as set forth in the Prospectus.

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     Section V. Covenants of the Transferor and LBAC. The Transferor and LBAC
jointly and severally covenant and agree as follows:

     A. To prepare the Prospectus in a form approved by the Underwriter and to file such Prospectus pursuant to Rule 424(b) under the Securities Act not later than the time required thereby; to make no further amendment or any supplement to the Registration Statement or to the Prospectus prior to the Closing Date except as permitted herein; to advise the Underwriter, promptly after it receives notice thereof, of the time, during the period that a Prospectus is required to be delivered in connection with the offer and sale of the Offered Notes, when any amendment to the Registration Statement has been filed or becomes effective or any supplement to the Prospectus or any amended Prospectus has been filed and to furnish the Underwriter with copies thereof; to file promptly all reports and any definitive proxy or information statements required to be filed by LBAC with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the Prospectus and, for so long as the delivery of a prospectus is required under the Securities Act or the Rules and Regulations thereunder in connection with the offering or sale of the Offered Notes, to promptly advise the Underwriter of its receipt of notice of the issuance by the Commission of any stop order or of: (i) any order preventing or suspending the use of the Prospectus; (ii) the suspension of the qualification of the Offered Notes for offering or sale in any jurisdiction;
(iii) the initiation of or threat of any proceeding for any such purpose; (iv) any request by the Commission for the amending or supplementing of the Registration Statement or the Prospectus or for additional information. In the event of the issuance of any stop order or of any order preventing or suspending the use of the Prospectus or suspending any such qualification, LBAC promptly shall use its best efforts to obtain the withdrawal of such order by the Commission.

     B. To furnish promptly to the Underwriter and to counsel for the Underwriter a signed copy of the Registration Statement as originally filed with the Commission, including all consents and exhibits filed therewith.

     C. To deliver promptly to the Underwriter such number of the following documents as the Underwriter shall reasonably request: (i) conformed copies of the Registration Statement as originally filed with the Commission and each amendment thereto (in each case including exhibits); (ii) the Prospectus and any amended or supplemented Prospectus; and (iii) any document filed by LBAC and incorporated by reference in the Prospectus (including exhibits thereto). If the delivery of a prospectus is required at any time prior to the expiration of nine months after the Effective Time in connection with the offering or sale of the Offered Notes, and if at such time any events shall have occurred as a result of which the Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus is delivered, not misleading, or, if for any other reason it shall be necessary during such same period to amend or supplement the Prospectus or to file under the Exchange Act any document incorporated by reference in the Prospectus in order to comply with the Securities Act or the Exchange Act, LBAC shall notify the Underwriter and, upon the request of the Underwriter based on advice of counsel (which may consist of oral advice of internal or outside counsel), shall file such document and prepare and furnish without charge to the Underwriter and to any dealer in securities as many copies as the Underwriter may from time to time reasonably request of an amended Prospectus or a

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supplement to the Prospectus which corrects such statement or omission or effects such compliance, and in case the Underwriter is required to deliver a Prospectus in connection with sales of any of the Offered Notes at any time nine months or more after the Effective Time, upon the request of the Underwriter but at LBAC's expense, LBAC shall prepare and deliver to the Underwriter as many copies as the Underwriter may reasonably request of an amended or supplemented Prospectus complying with Section 10(a)(3) of the Securities Act.

     Neither the Underwriter's consent to, nor the Underwriter's delivery of, any such amendment or supplement shall constitute a waiver of any of the conditions set forth in Section VII.

     D. To file promptly with the Commission any amendment to the Registration Statement or the Prospectus or any supplement to the Prospectus that may, in the judgment of LBAC or the Underwriter, be required by the Securities Act or requested by the Commission.

     E. Prior to filing with the Commission any (i) supplement to the Prospectus or (ii) Prospectus pursuant to Rule 424 of the Rules and Regulations, to furnish a copy thereof to the Underwriter and counsel for the Underwriter and obtain the consent of the Underwriter to the filing, which consent shall not be unreasonably delayed.

     F. To use its best efforts, in cooperation with the Underwriter, to qualify the Offered Notes for offering and sale under the applicable securities laws of such states and other jurisdictions of the United States as the Underwriter may designate, and maintain or cause to be maintained such qualifications in effect for as long as may be required for the distribution of the Offered Notes; provided that the Transferor and LBAC shall not be required to become subject to any general consent to service of process or jurisdiction in any jurisdiction in which it is not subject as of the date of this Agreement. LBAC will file or cause the filing of such statements and reports as may be required by the laws of each jurisdiction in which the Offered Notes have been so qualified.

     G. The Transferor and LBAC jointly and severally agree to pay all costs and expenses in connection with the transactions herein contemplated, including, but not limited to, the fees and disbursements of its counsel; the costs incident to the underwriter's due diligence exercises; the costs incident to the preparation, printing and filing under the Securities Act of the Registration Statement and any amendments and exhibits thereto; the costs of distributing the Registration Statement as originally filed and each amendment thereto and any post-effective amendments thereof (including, in each case, exhibits), the preliminary prospectus, if any, the Prospectus and any amendment or supplement to the Prospectus or any document incorporated by reference therein, all as provided in this Agreement; the costs and expenses of printing (or otherwise reproducing) and delivering the Sale and Servicing Agreement, the Indenture, the Trust Agreement, the Offered Notes and the Certificate; the fees, costs and expenses of JPMorgan Chase and the Owner Trustee (to the extent permitted under the Sale and Servicing Agreement and the Trust Agreement, and except to the extent that another party is obligated to pay such amounts thereunder); any fees and expenses of any rating agency issuing a rating in respect of the Offered Notes; the fees and disbursements of accountants for the Transferor, LBAC; the costs and expenses in connection with the qualification of the Offered Notes under state securities or "blue sky" laws, including filing fees and reasonable fees and disbursements of

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counsel in connection therewith, in connection with the preparation of any blue sky survey and the preparation of any legal investment survey; the expenses of printing any such blue sky survey and legal investment survey; provided that except as provided in this Section VI, the Underwriter shall pay its own costs. If this Agreement is terminated by the Underwriter in accordance with the provisions of Section VII, Section VIII or Section XI, LBAC and the Transferor shall jointly and severally reimburse the Underwriter for all reasonable out-of-pocket expenses, including the costs and expenses of its counsel, any transfer taxes on the Offered Notes which they may sell and the expenses of advertising any offering of the Offered Notes.

     H. For a period from the date of this Agreement until the payment in full of all amounts in respect of the Offered Notes, the Transferor and LBAC will deliver to the Underwriter the monthly servicing reports, the annual statements of compliance and the annual independent certified public accountants reports furnished to the Indenture Trustee or the Trust Collateral Agent pursuant to the Sale and Servicing Agreement or the Indenture as soon as such statements are furnished to the Indenture Trustee or the Trust Collateral Agent.

     I. To apply the net proceeds from the sale of the Offered Notes in the manner set forth in the Prospectus.

     J. To file with the Commission within fifteen days of the issuance of the Offered Notes a current report on Form 8-K setting forth specific information concerning the Offered Notes and the Receivables to the extent that such information is not set forth in the Prospectus and also to file with the Commission a current report on Form 8-K setting forth all Computational Materials, ABS Term Sheets and Collateral Term Sheets (as each defined in
Section VI hereof) provided to LBAC by the Underwriter within the applicable time periods allotted for such filing pursuant to the No-Action Letters (as defined in Section VI hereof); provided that LBAC's obligation to file such Computational Materials, ABS Term Sheets and Collateral Term Sheets within such time shall be subject to the Underwriter's timely performance of its obligations under Section VI.

     K. In connection with any Computational Materials, ABS Term Sheets or Collateral Term Sheets provided by the Underwriter pursuant to Section VI, to receive a letter from Deloitte & Touche LLP certified public accountants, satisfactory in form and substance to LBAC, to the effect that such accountants have performed certain specified procedures, all of which have been agreed to by LBAC, as a result of which they have determined that the information included in the Computational Materials, ABS Term Sheets or Collateral Term Sheets (if any), provided by the Underwriter to LBAC for filing on Form 8-K pursuant to Section VI and subsection K, is accurate except as to such matters that are not deemed by LBAC to be material. The foregoing letter shall be obtained at the expense of the Underwriter.

     L. In the event that the Underwriter must prepare corrected Computational Materials, ABS Term Sheets or Collateral Term Sheets pursuant to Section VI(D), to file any corrected Computational Materials, ABS Term Sheets or Collateral Term Sheets no later than two days following receipt thereof.

     M. Except with respect to the sale of the Class B Notes, unless the Underwriter shall otherwise have given its written consent, no pass-through certificates or debt securities backed by retail installment sale contracts secured by the new and used automobiles, vans, sport utility vehicles and light duty trucks financed thereby or other similar securities representing interest in or secured by other auto receivable-related assets originated or owned by LBAC shall be publicly offered or sold nor shall LBAC enter into any contractual arrangements that contemplate the public offering or sale of such securities for a period of thirty (30) days following the commencement of the offering of the Offered Notes to the public.

     N. If, at any time prior to 90 days after the Closing Date or such earlier date as the Underwriter shall have resold all of the Offered Notes, any event occurs as a result of which the Prospectus (as then amended or supplemented) would include an untrue statement of a material fact, or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it should be necessary to amend or supplement the Prospectus to comply with applicable law, the Transferor and LBAC will promptly prepare and furnish to the Underwriter an amendment or supplement to the Prospectus satisfactory to the Underwriter that will correct such statement or omission.

     O. To the extent, if any, that any rating provided with respect to the Offered Notes by the applicable rating agency is conditional upon the furnishing of documents or the taking of any actions by the Transferor or LBAC, the Transferor or LBAC, as the case may be, shall furnish such documents and take any such other actions.

     P. On the date of the Prospectus and on the Closing Date, Deloitte & Touche LLP shall furnish to the Underwriter a letter or letters, dated respectively as of the date of the Prospectus and as of the Closing Date substantially in the forms of the drafts to which the Underwriter will have previously agreed and otherwise in form and substance satisfactory to the Underwriter and to counsel to the Underwriter.

     Q. On the Closing Date, the Transferor and LBAC shall furnish to the Underwriter a letter from Dewey Ballantine LLP, dated the Closing Date, to the effect that (i) such counsel has no reason to believe that (a) the Registration Statement, as of the Effective Date, and as amended or supplemented, if applicable, as of the Closing Date, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or (b) the Prospectus as of its date and as of the Closing Date contained any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, and (ii) and that the descriptions in Registration Statement and the Prospectus, as the case may be, of the Offered Notes, the Sale and Servicing Agreement, the Trust Agreement, the Indenture and the Purchase Agreement are accurate in all material respects; it being understood that such counsel need express no opinion or belief as to the financial and statistical statements or other financial data contained in or incorporated by reference in the Registration Statement or the Prospectus, as applicable.

     Section VI. Investor Information. The Underwriter may prepare and provide to prospective investors certain Computational Materials, ABS Term Sheets or Collateral Term Sheets (collectively "Investor Materials") in connection with its offering of the Offered Notes, subject to the following conditions:

     A. The Underwriter shall comply with the requirements of the No-Action Letter of May 20, 1994, issued by the Commission to Kidder, Peabody Acceptance Corporation I, Kidder, Peabody & Co. Incorporated and Kidder Structured Asset Corporation, as made applicable to other issuers and underwriters by the Commission in response to the request of the Public Securities Association dated May 24, 1994 (collectively, the "Kidder/PSA Letter"), and the requirements of the No-Action Letter of February 17, 1995, issued by the Commission to the Public Securities Association (the "PSA Letter" and, together with the Kidder/PSA Letter, the "No-Action Letters").

     B. For purposes hereof, "Computational Materials" shall have the meaning given such term in the No-Action Letters, but shall include only those Computational Materials that have been prepared or delivered to prospective investors by the Underwriter. For purposes hereof, "ABS Term Sheets" and "Collateral Term Sheets" shall have the meanings given such terms in the PSA Letter but shall include only those ABS Term Sheets or Collateral Term Sheets that have been prepared or delivered to prospective investors by the Underwriter.

     C. The Underwriter shall provide to LBAC any Computational Materials, ABS Term Sheets or Collateral Term Sheets which are provided to investors, together with a letter, reasonably acceptable to the Underwriter and LBAC, from Deloitte & Touche LLP, with regard to such Computational Materials, ABS Term Sheets or Collateral Term Sheets, no later than the two Business Days preceding the date such Computational Materials, ABS Term Sheets or Collateral Term Sheets are required to be filed pursuant to the applicable No-Action Letters. The Underwriter may provide copies of the foregoing in a consolidated or aggregated form including all information required to be filed. The materials so furnished shall be furnished to LBAC in hard copy and on computer disk.

     D. In the event that LBAC or the Underwriter discovers an error in the Computational Materials, ABS Term Sheets or Collateral Term Sheets, the Underwriter shall promptly prepare corrected Computational Materials, ABS Term Sheets or Collateral Term Sheets and deliver them to LBAC for filing pursuant to
Section V(M).

     E. The Underwriter represents to the Transferor and LBAC as follows:

         1. The Investor Materials do not contain an untrue statement of a material fact or, when read in conjunction with the Prospectus as an integral document, omit to state a material fact necessary to make such statements, in light of the circumstances under which they were made, not misleading; provided, however, that no representation is made (x) with respect to any untrue statements or omissions that are the result of untrue statements or omissions in LBAC-Provided Information (as defined herein) or (y) that the Prospectus (exclusive of such Investor Materials) does not include any untrue statements of a material fact and does not omit to state any material facts necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading.

         2. The Investor Materials contain customary legends referring to the assumptions on which they are based and the absence of assurances or representations as to the actual rate or timing of payments on any of the Receivables or the performance characteristics of the Offered Notes, and a statement to the effect that the Investor Materials were prepared by the Underwriter based on information regarding the Receivables furnished by LBAC.

         3. Neither the Transferor, LBAC nor any of their respective affiliates participated in the preparation of the Investor Materials other than by supplying LBAC-Provided Information (as defined herein) to the Underwriter.

     Section VII. Conditions to the Underwriter's Obligations. The obligation of the Underwriter to purchase the Offered Notes pursuant to this Agreement is subject: (i) to the accuracy of the representations and warranties on the part of the Transferor and LBAC contained herein and in the Other Agreements as of the date hereof and as of the Closing Date; (ii) to the accuracy of the statements of the Transferor and LBAC made in any certificate delivered pursuant to the provisions hereof; (iii) to the performance by the Transferor and LBAC of all of their respective obligations hereunder and in the Other Agreements; and
(iv) to the following additional conditions:

     A. The Underwriter shall have received confirmation of the effectiveness of the Registration Statement. No stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission. Any request of the Commission for inclusion of additional information in the Registration Statement or the Prospectus shall have been complied with.

     B. The Underwriter shall not have discovered and disclosed to LBAC on or prior to the Closing Date that the Registration Statement or the Prospectus or any amendment or supplement thereto contains an untrue statement of a fact or omits to state a fact which, in the opinion of Sidley Austin Brown & Wood LLP, counsel for the Underwriter, is material and is required to be stated therein or is necessary to make the statements therein not misleading.

     C. All corporate proceedings and other legal matters relating to the authorization, form and validity of this Agreement, the Other Agreements, the Notes, the Registration Statement and the Prospectus, and all other legal matters relating to this Agreement, the Other Agreements and the transactions contemplated hereby and thereby shall be satisfactory in all respects to counsel for the Underwriter, and LBAC and the Transferor shall have furnished to such counsel all documents and information that they may reasonably request to enable them to pass upon such matters.

     D. Each of the Transferor and LBAC shall have delivered to the Underwriter an Officer's Certificate dated the Closing Date, to the effect that the signer of such certificate has carefully examined this Agreement and the Prospectus and that, to the best of such signer's knowledge: (i) the representations and warranties of the Transferor or LBAC, as the case may be, in this Agreement are true and correct in all material respects at and as of the Closing Date with the same effect as if made on the Closing Date; (ii) it has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date; and (iii) such person has carefully examined the Registration Statement and the Prospectus and, in such person's opinion (w) as of the Effective Date, the Registration Statement did not include an untrue statement of material fact and did not omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (x) as of its date and as of the Closing Date the Prospectus did not include an untrue statement of material fact and did not omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, (y) since the Effective Date no event has occurred which should have been set forth in a supplement or amendment to the Registration Statement or (z) since the date of the Prospectus, no event has occurred which should have been set forth in a supplement or amendment to the Prospectus.

     E. The Underwriter shall have received a favorable opinion addressed to it of Sidley Austin Brown & Wood LLP, counsel for the Underwriter, dated the Closing Date, with respect to the validity of the Offered Notes, the Registration Statement, the Prospectus and such other related matters as the Underwriter shall require, and LBAC and the Transferor shall have furnished or caused to be furnished to such counsel such documents as such counsel may reasonably request for the purpose of enabling them to pass upon such matters.

     F. The Underwriter shall have received a favorable opinion addressed to it, dated the Closing Date, from Dewey Ballantine LLP, special counsel for the Transferor, LBAC and Ameriquest Mortgage Company ("AMC"), in form and substance satisfactory to the Underwriter and its counsel.

     G. The Underwriter shall have received a favorable opinion addressed to it, dated the Closing Date, from George S. Ginsberg, Esq., General Counsel of LBAC and Counsel of the Transferor, in form and substance satisfactory to the Underwriter and its counsel.

     H. The Underwriter shall have received a favorable opinion addressed to it, dated the Closing Date, from Corporate Counsel of AMC, in form and substance satisfactory to the Underwriter and its counsel.

     I. The Underwriter shall have received a favorable opinion addressed to it, dated the Closing Date, from Richards, Layton & Finger, counsel to the Trust, in form and substance satisfactory to the Underwriter and its counsel.

     J. The Underwriter shall have received a favorable opinion addressed to it, dated the Closing Date, from Richards, Layton & Finger, counsel to the Owner Trustee, in form and substance satisfactory to the Underwriter and its counsel.

     K. The Underwriter have received a favorable opinion addressed to it, dated the Closing Date, from Thacher, Proffitt & Wood, special counsel for JPMorgan Chase, in form and substance satisfactory to the Underwriter and its counsel, to the effect that each of the Indenture and the Sale and Servicing Agreement has been duly authorized, executed and delivered by JPMorgan Chase and constitutes the legal, valid, binding and enforceable agreement of JPMorgan Chase, subject, as to enforceability, to bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights in general and by general principles of equity regardless of whether enforcement is considered in a proceeding in equity or at law, and as to such other matters as may be agreed upon by the Underwriter and JPMorgan Chase.

     L. The Underwriter shall have received from in-house counsel for Financial Security Assurance Inc. ("FSA") a favorable opinion addressed to it, dated the Closing Date, in form and substance satisfactory to the Underwriter and its counsel.

     M. The Underwriter shall have received evidence satisfactory to the Underwriter that, on or before the Closing Date, UCC-1 financing statements have been or are being filed (a) in the office of the Secretary of State of the State of the State of Delaware reflecting the transfer of the interest of LBAC and the Transferor in the Receivables and the proceeds thereof to the Transferor and the Trust, respectively, and (b) in the office of the Secretary of the State of Delaware reflecting the pledge of such interest to the Indenture Trustee.

     N. On the date of the Prospectus, and on the Closing Date, Deloitte & Touche LLP shall furnish to the Underwriter a letter or letters, dated respectively as of the date of the Prospectus, and as of the Closing Date, substantially in the forms of the drafts to which the Underwriter has previously agreed and otherwise in form and substance satisfactory to the Underwriter.

     O. The Underwriter shall have received from Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc., a rating letter assigning a rating of "A-1+" to the Class A-1 Notes, "AAA" to the Class A-2 Notes, "AAA" to the Class A-3 Notes and "AAA" to the Class A-4 Notes, which ratings shall not have been modified, lowered or withdrawn.

     P. The Underwriter shall have received from Moody's Investors Service, Inc., a rating letter or letters assigning a rating of "P-1" to the Class A-1 Notes, "Aaa" to the Class A-2 Notes, "Aaa" to the Class A-3 Notes and "Aaa" to the Class A-4 Notes, and Ba3 to the Class B Notes, which ratings shall not have been modified, lowered or withdrawn.

     Q. AMC shall have executed and delivered its guaranty of LBAC's and the Transferor's obligations hereunder. R. The Certificate shall have been issued and delivered to the Transferor.

     S. The financial guaranty insurance policy relating to the Offered Notes shall have been issued and delivered by FSA.

     T. The Owner Trustee shall have furnished to the Underwriter a certificate of the Owner Trustee, signed by one or more duly authorized officers of the Owner Trustee, dated the Closing Date, as to the due authorization, execution and delivery of the Trust Agreement by the Owner Trustee and the acceptance by the Owner Trustee of the trusts created by the Trust Agreement and such other matters as the Underwriter shall reasonably request.

     U. The Indenture Trustee shall have furnished to the Underwriter a certificate of the Indenture Trustee, signed by one or more duly authorized officers of the Indenture Trustee, dated the Closing Date, as to the due authorization, execution and delivery of the Indenture by the Indenture Trustee and the due execution, authentication and delivery of the Notes by the Indenture Trustee under the Indenture and such other matters as the Underwriter shall reasonably request.

     V. Prior to the Closing Date, counsel for the Underwriter shall have been furnished with such documents and opinions as they may reasonably require for the purpose of enabling them to pass upon the issuance and sale of the Offered Notes as herein contemplated and related proceedings or in order to evidence the accuracy and completeness of any of the representations and warranties, or the fulfillment of any of the conditions, herein contained, and all proceedings taken by LBAC and the Transferor in connection with the issuance and sale of the Offered Notes as herein contemplated shall be satisfactory in form and substance to the Underwriter and counsel for the Underwriter.

     W. Subsequent to the execution and delivery of this Agreement none of the following shall have occurred: (i) trading in securities generally on the New York Stock Exchange, the American Stock Exchange or the over-the-counter market shall have been suspended or minimum prices shall have been established on either of such exchanges or such market by the Commission, by such exchange or by any other regulatory body or governmental authority having jurisdiction; (ii) a banking moratorium shall have been declared by Federal or state authorities;
(iii) the United States shall have become engaged in hostilities, there shall have been an escalation of hostilities involving the United States or there shall have been a declaration of a national emergency or war by the United States; or (iv) there shall have occurred such a material adverse change in general economic, political or financial conditions (or the effect of international conditions on the financial markets of the United States shall be such) as to make it, in the judgment of the Underwriter, impractical or inadvisable to proceed with the public offering or delivery of the Offered Notes on the terms and in the manner contemplated in the Prospectus.

     X. All proceedings in connection with the transactions contemplated by this Agreement and all documents incident hereto shall be satisfactory in form and substance to the Underwriter and its counsel, and the Underwriter and its counsel shall have received such information, certificates and documents as the Underwriter or its counsel may have reasonably requested.

     If any of the conditions specified in this Section VII shall not have been fulfilled in all material respects when and as provided in this Agreement, if either the Transferor or LBAC is in breach of any covenants or agreements contained herein or if any of the opinions and certificates referred to above or elsewhere in this Agreement shall not be in all material respects satisfactory in form and substance to the Underwriter and its counsel, this Agreement and all the obligations of the Underwriter hereunder may be canceled by the Underwriter at, or at any time on or prior to, the Closing Date. Notice of such cancellation shall be given to the Transferor and LBAC in writing, or by telephone or facsimile transmission confirmed in writing, and such cancellation shall be without liability of any party to any other party, except as provided in Section V(H).

     Section VIII. Indemnification and Contribution. A. LBAC and the Transferor, jointly and severally, agree to indemnify and hold harmless the Underwriter and each person, if any, who controls the Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act from and against any and all loss, claim, damage or liability, or any action in respect thereof (including, but not limited to, any loss, claim, damage, liability or action relating to purchases and sales of the Offered Notes), to which the Underwriter or any such controlling person may become subject, under the Securities Act, the Exchange Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon: (a)(i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereto,
(ii) the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading,
(iii) any untrue statement or alleged untrue statement of a material fact contained in the Prospectus or any amendment or supplement thereto or (iv) the omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading and shall reimburse the Underwriter and each such controlling person promptly upon demand for any legal or other expenses reasonably incurred by the Underwriter or such controlling person in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that neither LBAC nor the Transferor shall be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of, or is based upon, any untrue statement or alleged untrue statement or omission or alleged omission made (i) in the Prospectus (or any amendment thereof or supplement thereto) or the Registration Statement (or any amendment thereof) in reliance upon and in conformity with written information furnished to either LBAC or the Transferor by or on behalf of the Underwriter specifically for inclusion therein and (ii) to the extent that such misstatement or omission was corrected at least one day prior to the written confirmation of such sale and the Underwriter did not deliver, at or prior to the written confirmation of such sale, a copy of the Prospectus as then revised, amended or supplemented in any case where such delivery is required by the Securities Act or the Exchange Act, if either LBAC or the Transferor has previously furnished copies thereof to the Underwriter in accordance with the terms of this Agreement or (iii) in the Derived Information except to the extent such misstatement or omission arises from a misstatement or omission in LBAC-Provided Information; or (b) the breach of any representation or warranty by the Transferor or LBAC in this Agreement or any Other Agreement to which it is a party, or in any document executed in connection herewith or therewith or which is related to or arises out of the transactions contemplated hereby or thereby, and the Transferor and LBAC will jointly and severally reimburse the Underwriter and any other indemnified party for any reasonable legal or other expenses incurred by the Underwriter or such indemnified party (including, without limitation, reasonable fees and disbursements of counsel incurred by the Underwriter or such other indemnified party in any action or proceeding between the Underwriter or such indemnified party and LBAC, the Transferor and/or any third party, or otherwise), as incurred, in connection with investigating or defending such loss, claim, damage, liability or action. The foregoing indemnity agreement is in addition to any liability which LBAC and the Transferor may otherwise have to the Underwriter or any controlling person of the Underwriter.

     B. The Underwriter agrees to indemnify and hold harmless LBAC and the Transferor, each of their respective directors, each of their respective officers who signed the Registration Statement, and each person, if any, who controls LBAC or the Transferor, respectively, within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act against any and all loss, claim, damage or liability, or any action in respect thereof, to which LBAC, the Transferor or any such director, officer or controlling person may become subject, under the Securities Act, the Exchange Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement (or any amendment thereof), (ii) the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, (iii) any untrue statement or alleged untrue statement of a material fact contained in the Prospectus (or any amendment thereof or supplement thereto) or (iv) the omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, but in each case to the extent, and only to the extent, that the untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with the Underwriter Information, other than a misstatement or omission arising from a misstatement or omission in LBAC-Provided Information, and shall reimburse LBAC, the Transferor and any such director, officer or controlling person for any legal or other expenses reasonably incurred by LBAC, the Transferor or any director, officer or controlling person in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred. The foregoing indemnity agreement is in addition to any liability which the Underwriter may otherwise have to LBAC, the Transferor or any such director, officer or controlling person.

     C. Promptly after receipt by any indemnified party under this Section VIII of notice of any claim or the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against any indemnifying party under this Section VIII notify the indemnifying party in writing of the claim or the commencement of that action; provided, however, that the failure to notify an indemnifying party shall not relieve it from any liability which it may have under this Section VIII except to the extent it has been materially prejudiced by such failure and, provided, further, that the failure to notify any indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under this Section VIII.

     If any such claim or action shall be brought against an indemnified party, and it shall notify the indemnifying party thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense thereof with counsel reasonably satisfactory to the indemnified party. After notice from the indemnifying party to the indemnified party of its election to assume the defense of such claim or action, the indemnifying party shall not be liable to the indemnified party under this Section IX for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof other than reasonable costs of investigation.

     Any indemnified party shall have the right to employ separate counsel in any such action and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless: (i) the employment thereof has been specifically authorized by the indemnifying party in writing; (ii) such indemnified party shall have been advised by such counsel that there may be one or more legal defenses available to it which are different from or additional to those available to the indemnifying party and in the reasonable judgment of such counsel it is advisable for such indemnified party to employ separate counsel; or (iii) the indemnifying party has failed to assume the defense of such action and employ counsel reasonably satisfactory to the indemnified party, in which case, if such indemnified party notifies the indemnifying party in writing that it elects to employ separate counsel at the expense of the indemnifying party, the indemnifying party shall not have the right to assume the defense of such action on behalf of such indemnified party, it being understood, however, the indemnifying party shall not, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys (in addition to local counsel) at any time for all such indemnified parties, which firm shall be designated in writing by the Underwriter, if the indemnified parties under this Section VIII consist of the Underwriter or any of its controlling persons, or by LBAC or the Transferor, if the indemnified parties under this Section VIII consist of LBAC or the Transferor or any of LBAC's or the Transferor's directors, officers or controlling persons.

     Each indemnified party, as a condition of the indemnity agreements contained in Section VIII(A) and (B), shall use its best efforts to cooperate with the indemnifying party in the defense of any such action or claim. No indemnifying party shall be liable for any settlement of any such action effected without its written consent (which consent shall not be unreasonably withheld), but if settled with its written consent or if there be a final judgment for the plaintiff in any such action, the indemnifying party agrees to indemnify and hold harmless any indemnified party from and against any loss or liability by reason of such settlement or judgment.

     Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 60 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement.

     D. For purposes of this Agreement, as to the Underwriter, "Derived Information" means such portion, if any, of the information delivered to LBAC or the Transferor by the Underwriter pursuant to Section V for filing with the Commission on Form 8-K which information (i) is not contained in the Prospectus without taking into account information incorporated therein by reference, and
(ii) does not constitute LBAC-Provided Information. "LBAC-Provided Information" means any computer tape (or other information) furnished to the Underwriter by or on behalf of LBAC or the Transferor concerning the Transferor, LBAC or the Receivables.

     E. If the indemnification provided for in this Section VIII shall for any reason be unavailable to or insufficient to hold harmless an indemnified party under Section VIII(A) or (B), in respect of any loss, claim, damage or liability, or any action in respect thereof, referred to therein, then each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability, or action in respect thereof (a) if such loss, claim, damage or liability does not arise from Underwriter Information, (i) in such proportion as shall be appropriate to reflect the relative benefits received by LBAC and the Transferor on the one hand and the Underwriter on the other from the offering of the Offered Notes or (ii) if the allocation provided by clause (i) above is not permitted by applicable law or if the indemnified party failed to give the notice required under Section VIII(C), in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of LBAC and the Transferor on the one hand and the Underwriter on the other with respect to the statements or omissions which resulted if such loss, claim, damage or liability, or action in respect thereof, as well as any other relevant equitable considerations and (b) if such loss, claim, damage or liability arises from Underwriter Information, in such proportion as is appropriate to reflect the relative benefits received by LBAC and the Transferor on the one hand and the Underwriter on the other from the offering of the Offered Notes and the relative fault of LBAC and the Transferor on the one hand and the Underwriter on the other with respect to the statements or omissions which resulted in such loss, claims, damages or liability, or actions in respect thereof, as well as any other relevant equitable consideration.

     The relative benefits of the Underwriter on the one hand and LBAC and the Transferor on the other hand shall be deemed to be in such proportions that the Underwriter is responsible for that portion of such losses, liabilities, claims, damages and expenses represented by the percentage that the underwriting discount on the cover of the Prospectus as amended or supplemented bears to the initial public offering price of the Offered Notes as set forth thereon, and LBAC and the Transferor shall be jointly and severally responsible for the balance.

     The relative fault of the Underwriter on the one hand and LBAC and the Transferor on the other hand shall be determined by reference to whether the untrue statement or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by LBAC, the Transferor or by the Underwriter, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission and other equitable considerations.

     LBAC, the Transferor and the Underwriter agree that it would not be just and equitable if contributions pursuant to this Section VIII(E) were to be determined by pro rata allocation or by any other method of allocation which does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, damage or liability, or action in respect thereof, referred to above in this
Section VIII(E) shall be deemed to include, for purposes of this Section VIII(E), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim.

     In no case shall the Underwriter be responsible, in the aggregate, for any amount in excess of (x) the amount received by the Underwriter in connection with its resale of the Offered Notes over (y) the amount paid by the Underwriter to the Transferor for the Offered Notes hereunder. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

     F. The Underwriter confirms and each of the Transferor and LBAC hereby acknowledge, that the information set forth (i) in the second, third and sixth paragraphs under the caption "Underwriting" in the Prospectus Supplement and
(ii) the Derived Information (collectively, the "Underwriter Information") constitutes the only information furnished in writing to LBAC and the Transferor by or on behalf of the Underwriter specifically for inclusion in the Registration Statement and the Prospectus.

     Section IX. Representations, Warranties and Agreements to Survive Delivery. All representations, warranties and agreements contained in this Agreement or contained in certificates of officers of LBAC and the Transferor submitted pursuant hereto shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of the Underwriter or controlling persons thereof, or by or on behalf of LBAC or the Transferor and shall survive delivery of any Offered Notes to the Underwriter.

     Section X. Termination of Agreement. The Underwriter may terminate this Agreement immediately upon notice to LBAC and the Transferor, at any time at or prior to the Closing Date if any of the events or conditions described in
Section VII(W) of this Agreement shall occur and be continuing. In the event of any such termination, the covenant set forth in Section V(D), the provisions of
Section V(H), the indemnity agreement set forth in Section VIII, and the provisions of Sections IX and XIII shall remain in effect.

     Section XI. Notices. All communications hereunder will be in writing and effective only on receipt, and, if sent to the Underwriter, will be mailed, delivered or transmitted by facsimile and confirmed to Greenwich Capital Markets, Inc., 600 Steamboat Road, Greenwich, Connecticut 06830, Attention:
Asset-Backed Finance, Fax: (203) 618-2132; or, if sent to the Transferor or LBAC will be mailed, delivered or transmitted by facsimile and confirmed to it at Long Beach Acceptance Corp., One Mack Centre Drive, Paramus, New Jersey 07652,
Attention: General Counsel.

     Section XII. Persons Entitled to the Benefit of this Agreement. This Agreement shall inure to the benefit of and be binding upon the Underwriter, LBAC and the Transferor, and their respective successors. This Agreement and the terms and provisions hereof are for the sole benefit of only those persons, except that the representations, warranties, indemnities and agreements contained in this Agreement shall also be deemed to be for the benefit of the person or persons, if any, who control the Underwriter within the meaning of
Section 15 of the Securities Act or Section 20 of the Exchange Act, and for the benefit of directors of LBAC or the Transferor, officers of LBAC or the Transferor who have signed the Registration Statement and any person controlling LBAC or the Transferor within the meaning of Section 15 of the Securities Act or
Section 20 of the Exchange Act. Nothing in this Agreement is intended or shall be construed to give any person, other than the persons referred to in this
Section XIII, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein.

     Section XIII. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

     Section XIV. Counterparts. This Agreement may be executed in counterparts and, if executed in more than one counterpart, the executed counterparts shall each be deemed to be an original but all such counterparts shall together constitute one and the same instrument.

     Section XV. Headings. The headings herein are inserted for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

     If the foregoing is in accordance with your understanding of our agreement, please sign and return to us a counterpart hereof, whereupon this letter and your acceptance shall represent a binding agreement between you, the Transferor and LBAC.

                                     Very truly yours,

                                     LONG BEACH ACCEPTANCE RECEIVABLES CORP.

                                     By: /s/ George S. Ginsberg
                                         ----------------------
                                         Name:  George S. Ginsberg
                                         Title: Executive Vice President



                                     LONG BEACH ACCEPTANCE CORP.

                                     By: /s/ George S. Ginsberg
                                         ----------------------
                                         Name:  George S. Ginsberg
                                         Title: Executive Vice President

The foregoing Agreement is
hereby confirmed and accepted
as of the date first above
written.

GREENWICH CAPITAL MARKETS, INC.

By: /s/ Jere P. Dieck
    -----------------
Name:  Jere P. Dieck
Title: Vice President